UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

Q THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52062	20-3708500
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Arapeen Drive, Suite 102 Salt Lake City, UT		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 582-5400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On March 30, 2015, stockholders representing approximately 67.7% of the issued and outstanding voting capital stock of the Company accepted the Company’s Board of Directors’ recommendation and voted by written consent to approve the following resolutions:

1.	Election of Directors. The following individuals were elected as directors of the Corporation for a term ending when a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal:

Deborah A. Eppstein, Ph.D.

Peter Grebow Ph.D

Peter Barton Hutt

Hunter Jackson, Ph.D.

Diane Jorkasky M.D.

Dinesh C. Patel, Ph.D.

Linda F. Powers;

2.	Approval of the Amended and Restated 2011 Equity Incentive Compensation Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the written consent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit

99.1	Action by Consent of Stockholders.

99.2	Q Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	Q THERAPEUTICS, INC.

	By:	/s/ DEBORAH A. EPPSTEIN
Deborah A. Eppstein, PhD
Title: Chief Executive Officer, President
(Principal Executive Officer)

EXHIBIT INDEX

Q THERAPAEUTICS, INC.

Number	Exhibit

99.1	Action by Consent of Stockholders.

99.2	Q Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Compensation Plan